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                                                                    EXHIBIT 23.8

                 [ADIRONDACK CAPITAL ADVISORS, LLC LETTERHEAD]


October 15, 1997


     We hereby consent to the inclusion by reference in this registration statement of our written opinion and to all references to our Firm included in this registration statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             /s/ ADIRONDACK CAPITAL ADVISORS,
                                                          LLC
                                          --------------------------------------
                                             Adirondack Capital Advisors, LLC